SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 22, 2010

CENTERSTATE BANKS, INC.

(Exact name of registrant as specified in its charter)

Florida	000-32017	59-3606741
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

42745 U.S. Highway 27, Davenport, FL	33837
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (863) 419-7750

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On July 27, 2010, CenterState Banks, Inc. (the “Company”) announced that it raised approximately $35.2 million through its previously announced public offering by issuing 4,140,000 shares of common stock (the “Shares”), including 540,000 shares pursuant to the underwriters’ over-allotment option. The preceding is qualified in its entirety by reference to the press release dated July 27, 2010, attached as Exhibit 99.1 to this Form 8-K.

The Shares were issued and sold in a public offering pursuant to an Underwriting Agreement (the “Underwriting Agreement”) dated as of July 22, 2010 between the Company and Keefe, Bruyette & Woods, Inc., as representative of the several underwriters named therein. A copy of the Underwriting Agreement is attached as Exhibit 1.1 to this Form 8-K and is incorporated herein by reference.

The opinion and consent of Smith Mackinnon, PA as to the validity of the shares of common stock offered pursuant to the Prospectus Supplement dated July 22, 2010 is incorporated by reference into the Registration Statement on Form S-3 (File No. 333-163465) as an exhibit thereto. A copy of the opinion and consent is attached as Exhibit 5.1 to this Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement dated as of July 22, 2010.

5.1	Opinion of Smith Mackinnon, PA

99.1	Press Release dated as of July 27, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTERSTATE BANKS, INC.

By:	/s/ James J. Antal
Name:	James J. Antal
Title:	Senior Vice President and Chief Financial Officer

Date: July 27, 2010

3